CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our report dated May 1, 1998, on the financial statements and financial highlights of CornerCap
Growth Fund and CornerCap Balanced Fund. Such financial statements and financial highlights appear in the 1998 Annual Reports to Shareholders which are incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of CornerCap Group of Funds. We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                        /s/ Tait, Weller & Baker
                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 16, 1998